UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 25, 2003

DIGITAL INSIGHT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27459	77-0493142
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26025 Mureau Road, Calabasas, California 91302

(Address of principal executive offices, including zip code)

(818) 871-0000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Business Acquired.

The financial statements of Magnet Communications, Inc., acquired by the Registrant on November 25, 2003, are included with this Current Report on Form 8-K/A as pages F-1 through F-20.

(b)	Pro Forma Financial Information.

Pro forma financial information is included with this Current Report on Form 8-K/A as pages F-21 through F-26.

(c)	Exhibits.

2.1 Agreement and Plan of Merger, dated as of October 23, 2003, by and among Digital Insight Corporation, Mureau Acquisitions LLC, a wholly owned subsidiary of Digital Insight and Magnet Communications, Inc. (incorporated herein by reference to exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 24, 2003).

23.1 Consent of KPMG LLP.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2004	DIGITAL INSIGHT CORPORATION

	By:	/s/ ELIZABETH S.C.S. MURRAY
Elizabeth S.C.S. Murray
Executive Vice President and
Chief Financial Officer

3

Independent Auditors’ Report

The Board of Directors and Shareholders

Magnet Communications, Inc.:

We have audited the accompanying consolidated balance sheet of Magnet Communications, Inc. and subsidiary as of December 31, 2002 and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Magnet Communications, Inc. and subsidiary as of December 31, 2002 and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

March 7, 2003

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Consolidated Balance Sheet

December 31, 2002

Assets
Current assets:
Cash and cash equivalents	$13,983,294
Accounts receivable, net of allowance for doubtful accounts of $281,390	3,180,270
Due from officers	555,899
Prepaid expenses and other current assets	792,537

Total current assets	18,512,000

Property and equipment, net	3,178,381
Certificates of deposit	199,576
Other assets	72,298

$21,962,255

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$162,496
Accrued bonuses and commissions	836,616
Other accrued expenses and current liabilities	562,231
Current portion of notes payable to bank	324,886
Deferred revenue	6,259,375

Total current liabilities	8,145,604
Long-term portion of notes payable to bank	162,443

Total liabilities	8,308,047

Mandatorily redeemable securities, $0.001 par value; authorized 32,730,000 shares:
Series A preferred stock, redeemable, $0.001 par value. Authorized 2,480,000 shares; issued and outstanding 595,496 shares, stated at redemption value which equals liquidation value	4,426,975
Series B preferred stock, redeemable, $0.001 par value. Authorized 2,800,000 shares; none issued or outstanding	—
Series B-1 preferred stock, redeemable, $0.001 par value. Authorized 3,200,000 shares; issued and outstanding 3,169,375 shares, stated at redemption value	16,495,493
Series C preferred stock, redeemable, $0.001 par value. Authorized 3,800,000 shares; issued and outstanding 1,120,667 shares, stated at redemption value which equals liquidation value	11,013,662
Series C-1 preferred stock, redeemable, $0.001 par value. Authorized 13,250,000 shares; issued and outstanding 6,409,983 shares, stated at redemption value which equals liquidation value	19,425,378
Series D preferred stock, redeemable, $0.001 par value. Authorized 7,200,000 shares; issued and outstanding 7,199,972 shares, stated at redemption value which equals liquidation value	26,996,700

Total mandatorily redeemable securities	78,358,208

Shareholders’ equity (deficit):
Common stock, $0.001 par value. Authorized 50,000,000 shares; issued and outstanding 4,815,714 shares at December 31, 2002	4,816
Additional paid-in capital	228,711
Accumulated deficit	(64,937,527)

Total shareholders’ deficit	(64,704,000)

Commitments and contingencies (Note 7)
$21,962,255

See accompanying notes to consolidated financial statements.

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Consolidated Statement of Operations

Year Ended December 31, 2002

Revenue:
Software licenses	$2,269,992
Professional services	6,119,083
Customer support	2,183,161
Outsource services	4,169,812
Other revenue	381,336

Total revenue	15,123,384

Direct cost of sales:
Software licenses	100,478
Professional services	3,288,435
Customer support	28,046
Outsource services	203,915
Other revenue	274,893

Total direct cost of sales	3,895,767

Gross margin	11,227,617

Operating expenses:
Salaries and other personnel expenses	10,376,930
Outside professional services	598,899
Sales and marketing	595,222
Depreciation and amortization	1,918,664
Other operating expenses	2,392,499

Total operating expenses	15,882,214

Loss from operations	(4,654,597)

Interest income	216,417
Interest expense	(53,199)

Loss before income taxes	(4,491,379)
Income taxes	—

Net loss	(4,491,379)

Preferred stock dividends and accretion	(13,618,085)

Net loss attributable to common shareholders	$(18,109,464)

See accompanying notes to consolidated financial statements.

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Consolidated Statement of Shareholders’ Equity (Deficit)

Year Ended December 31, 2002

	Common Stock		Additional paid-in capital	Accumulated deficit	Total Shareholders’ deficit
	Shares	Amount
Balance at December 31, 2001	4,814,255	$4,814	$228,531	$(46,828,063)	$(46,594,718)

Stock options exercised	1,459	2	180	—	182

Accrual of dividends on mandatorily redeemable preferred stock:
Series A	—	—	—	(327,924)	(327,924)
Series B	—	—	—	(8,411)	(8,411)
Series B-1	—	—	—	(916,501)	(916,501)
Series C	—	—	—	(879,297)	(879,297)
Series C-1	—	—	—	(1,422,576)	(1,422,576)
Series D	—	—	—	(3,619,596)	(3,619,596)

Accrual of redemption value on mandatorily redeemable preferred stock:
Series B	—	—	—	(12,617)	(12,617)
Series B-1	—	—	—	(1,374,751)	(1,374,751)
Series D	—	—	—	(5,056,412)	(5,056,412)

Net loss	—	—	—	(4,491,379)	(4,491,379)

Balance at December 31, 2002	4,815,714	$4,816	$228,711	$(64,937,527)	$(64,704,000)

See accompanying notes to consolidated financial statements.

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Consolidated Statement of Cash Flows

Year Ended December 31, 2002

Cash flows from operating activities:
Net loss	$(4,491,379)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,193,557
Provision for doubtful accounts	100,000
Change in assets and liabilities:
Accounts receivable	1,431,968
Prepaid expenses and other current assets	(190,209)
Accounts payable and accrued expenses	(837,610)
Deferred revenue	(1,294,739)

Net cash used in operating activities	(3,088,412)

Cash flows from investing activities:
Purchases of property and equipment	(1,286,448)
Proceeds from sale of property and equipment	4,001
Other assets	(2,521)
Purchase of certificates of deposit	(66,243)
Due from officers	(21,648)

Net cash used in investing activities	(1,372,859)

Cash flows from financing activities:
Proceeds from the issuance of Series D preferred stock, net of issuance costs	9,635,311
Proceeds from the issuance of common stock	182
Payments on credit facility	(1,194,073)

Net cash provided by financing activities	8,441,420

Net increase in cash and cash equivalents	3,980,149

Cash and cash equivalents, beginning of year	10,003,145

Cash and cash equivalents, end of year	$13,983,294

See accompanying notes to consolidated financial statements.

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Consolidated Statement of Cash Flows

Year Ended December 31, 2002

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$53,199

Supplemental disclosures of noncash financing activities:
Accrual of dividends on mandatorily redeemable preferred stock:
Series A	327,924
Series B	8,411
Series B-1	916,501
Series C	879,297
Series C-1	1,422,576
Series D	3,619,596
Accrual of redemption value on mandatorily redeemable preferred stock:
Series B	12,617
Series B-1	1,374,751
Series D	5,056,412

See accompanying notes to consolidated financial statements.

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2002

(1) Description of Business and Summary of Significant Accounting Policies

(a) Description of Business and Basis of Presentation

Magnet Communications, Inc. (Magnet or the Company) provides web-based banking solutions for financial institutions of all sizes. The Company’s products provide solutions for small businesses, middle market customers, as well as large corporations. These solutions can be implemented through in-house licensing or the Company’s data center. In addition, Magnet provides professional services to facilitate the implementation and customization of its solutions.

The Company was founded as a limited liability company (LLC) in 1995. In August 1998, the Company was incorporated in Delaware and the LLC agreement in the State of Georgia was terminated. Accordingly, the LLC owners were issued common stock in August 1998 proportionate to their member interests in the LLC.

(b) Principles of Consolidation

The consolidated financial statements include the financial statements of Magnet Communications, Inc. and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

(c) Revenue Recognition and Deferred Revenue

The Company recognizes revenue in accordance with Statement of Position (SOP) 97-2, Software Revenue Recognition, as amended by SOP 98-9, Software Revenue Recognition with Respect to Certain Transactions, and SOP 81-1, Accounting for Performance of Construction-Type and Certain Production-Type Contracts. Revenue is derived from the sale of software licenses, professional services, customer support, outsource services, and hardware, and is allocated to each element of the arrangement based on the relative fair values of the elements, which is established by the price charged when the respective element is sold separately. Revenue is recognized when persuasive evidence of an agreement exists, delivery of the product has occurred, the fee is fixed or determinable and collectibility is probable.

Revenues derived from license fees which require significant production, modification, or customization of the software are performed under contractual agreements with terms ranging from one month to five years. These contracts include both fixed-price and time and materials arrangements. Revenues from fixed-price contracts are recognized using the percentage-of-completion method, measured by the percentage of costs incurred to date to estimated total costs to complete for each contract. Contract costs include all direct and certain indirect costs. Contract provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Revenues derived from contracts to provide services on a time and materials basis are recognized as the related services are performed.

Professional services include customization, installation, implementation, and training and are recognized upon performance of the related services. Customization, installation, implementation, and training services are offered and billed as separate elements of contracts and are not essential to the functionality of the software. Customer support revenue is deferred and recognized ratably over the term of the related contract. Outsource service revenue is recognized as the services are performed. One-time upfront revenues related to outsourcing services are amortized over the contract period.

Deferred revenues represent billings rendered to, or cash payments received from, customers for services for which revenues have not been earned or recognized.

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—Continued

December 31, 2002

(d) Cash and Cash Equivalents

Cash equivalents of approximately $13.9 million at December 31, 2002 consist of overnight repurchase agreements with an initial term of less than three months. For purposes of the consolidated statement of cash flows, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

(e) Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are calculated on the straight-line method over the estimated useful lives of the assets as follows:

Computer equipment and purchased software	3 years
Furniture and fixtures	5 years
Office equipment	3 years
Leasehold improvements	3-4 years

Leasehold improvements are amortized using the straight-line method over the estimated useful life of the improvement or the lease term, whichever is shorter.

(f) Research and Development Costs and Software Development Costs

Research and development costs are expensed as incurred. Research and development costs were $4,090,590 (of which approximately 12% was reimbursed by customers) for the year ended December 31, 2002.

The Company’s policy is to expense all software development costs associated with establishing technological feasibility, which the Company defines as completion of beta testing. Because of the insignificant amount of costs incurred by the Company between completion of beta testing and customer release, the Company has not capitalized any software development costs in the accompanying consolidated financial statements.

(g) Income Taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and net operating loss and tax credit carryforwards. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under this method, the effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(h) Stock-Based Compensation

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would generally be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price on that date. Had the Company determined compensation cost based on the fair value at the grant date for its stock options under SFAS No. 123, Accounting for Stock Based Compensation, the Company’s net loss would have been the pro forma amounts indicated below:

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—Continued

December 31, 2002

Historical net loss attributable to common shareholders	$(18,109,464)
Deduct
Total stock-based compensation expense determined under fair value based method for all awards	(566,754)

Pro forma net loss attributable to common shareholders	$(18,676,218)

(i) Fair Value of Financial Instruments

The Company uses financial instruments in the normal course of business. The carrying values of cash equivalents, certificates of deposit, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses, and other current liabilities, and deferred revenue approximate fair value due to the short-term maturities of the assets and liabilities. The Company estimates that the carrying value of the Company’s long-term debt approximates fair value based on the current rates offered to the Company for debt of the same remaining maturities.

(j) Long-Lived Assets and Long-Lived Assets to Be Disposed Of

In August 2001, the FASB issued Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which supersedes both SFAS 121 and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions (Opinion 30) for the disposal of a segment of a business (as previously defined in that Opinion). SFAS 144 retains the fundamental provisions in SFAS 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS 121. For example, SFAS 144 provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale, and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. SFAS 144 retains the basic provisions of Opinion 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business). The Company adopted SFAS 144 on January 1, 2002. SFAS 144 had no impact on the Company’s financial statements.

(k) Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities as of the date of the consolidated financial statements and the reporting of revenues and expenses for the reporting period to prepare these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America. Actual results could differ from those estimates.

(l) Comprehensive Income (Loss)

No consolidated statement of comprehensive income (loss) has been included in the accompanying financial statements for the year ended December 31, 2002 since the Company does not have any “other comprehensive income (loss)” to report.

(m) Industry Segment

The Company operates primarily in one industry segment that being the design, production, marketing, and selling of software solutions to the banking industry.

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—Continued

December 31, 2002

(2) Property and Equipment

Property and equipment, net at December 31, 2002 consists of the following:

Computer equipment and purchased software	$7,124,067
Furniture and fixtures	533,318
Office equipment	159,411
Leasehold improvements	551,573

Total property and equipment	8,368,369
Less accumulated depreciation and amortization	(5,189,988)

Property and equipment, net	$3,178,381

(3) Notes Payable to Bank

In June 2001, the Company entered into a Loan and Security Agreement (the Loan Agreement) with a bank. The Loan Agreement provides for, among other things, a revolving line in the amount of $4,000,000 and an equipment line in the amount of $1,000,000. The revolving line expires on December 30, 2003 and bears interest at the bank’s prime rate plus 1.75%; the prime rate was 4.25% at December 31, 2002. Interest on the revolving line is payable monthly and all advances outstanding under the revolving line are due December 30, 2003. At December 31, 2002, the Company had no amounts outstanding under the revolving line.

Under terms of the equipment line, the bank made advances to the Company to purchase equipment within 90 days of the advance, except for the initial advance on the closing date which allowed for equipment purchased by the Company after January 1, 2001. Equipment advances borrowed under the initial advance are payable in 36 equal monthly installments of principal, plus accrued interest, through June 30, 2004. Subsequent equipment advances made between July 1, 2001 and December 31, 2001 are due in 30 equal monthly installments of principal, plus accrued interest, ending on June 30, 2004. Interest on the equipment line accrues from the date of each equipment advance at the bank’s prime rate plus 2.50%; prime rate was 4.25% at December 31, 2002. Equipment advances when repaid may not be re-borrowed. At December 31, 2002, the Company had $487,329 outstanding under the equipment line. The current portion of the equipment line at December 31, 2002 was $324,886. The Company is making monthly principal payments of $27,074, plus accrued interest, through June 30, 2004.

The Loan Agreement is secured by substantially all assets of the Company. The Loan Agreement contains covenants related to the Company’s quick ratio and tangible net worth as defined in the Loan Agreement which were met by the Company during the reporting period.

(4) Income Taxes

The Company has not recorded any income taxes during the year ended December 31, 2002 because of current and historical operating losses. As a result, the effective income tax rate is different from the amount computed by applying the statutory U.S. Federal income tax rate of 34% to loss before income taxes because of the Company’s provision for a valuation allowance on substantially all deferred income tax assets.

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—Continued

December 31, 2002

Income tax benefit differed from the amount computed by applying the statutory U.S. Federal income tax rate of 34% to loss before income taxes as a result of the following:

Computed expected tax benefit	$(1,527,069)
(Increase) decrease in income tax benefit resulting from:
State income taxes, net of Federal effect	(281,019)
Other, net	22,199
Increase in valuation allowance for deferred income taxes	1,785,889

Total income taxes	$—

The income tax effect of temporary differences that give rise to significant portions of the Company’s deferred income tax assets and liabilities are presented below:

Deferred income tax assets:
Current:
Allowance for billing adjustments and doubtful accounts	$113,534
Deferred compensation	21,949
Other	8,445
Noncurrent:
Net operating loss and research and experimentation credit carryforwards	16,649,764
Deferred services revenue	271,709

Total gross deferred income tax assets	17,065,401
Less valuation allowance for deferred income tax assets	(17,046,707)

Net deferred income tax assets	18,694

Deferred income tax liabilities:
Property and equipment, principally due to difference in depreciation	18,694

Net deferred income taxes	$—

The valuation allowance for deferred income tax assets as of December 31, 2002 was $17,046,707. The net change in the total valuation allowance for the year ended December 31, 2002 was an increase of $1,785,889.

In assessing the realizability of deferred income tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which these temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on these criteria, management has decided to provide a full valuation allowance against its deferred income tax assets as of December 31, 2002.

At December 31, 2002, the Company had net operating loss and research and experimentation credit carryforwards for Federal income tax purposes of approximately $40.5 million and $316,000, respectively, which are available to offset future taxable income, if any, through the year 2022.

(5) Redeemable Preferred Stock

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—Continued

December 31, 2002

On May 2, 2002, the Company sold 3,924,501 shares of Series D Preferred stock, resulting in net proceeds to the Company of $9,635,311.

As part of a Series D Preferred stock offering in October 2001, each Series B and Series C preferred shareholder who purchased at least the minimum amount of Series D Preferred stock as set forth in the Stock Purchase Agreement, was entitled to exchange each share of Series B Preferred stock held into 1.097 shares of Series B-1 Preferred stock and each share of Series C Preferred stock held into 3.232 shares of Series C-1 preferred stock.

As part of the Series D Preferred stock offering in May 2002, the exchange rate for Series B to B-1 changed, retroactively, for all Series D investors. The revised exchange rate entitled those Series B Preferred shareholders who purchased at least the minimum amount of Series D Preferred stock as set forth in the Stock Purchase Agreement to exchange each share of Series B Preferred stock held into 1.172 shares of Series B-1 Preferred stock. As a result of this revision, the number of shares of B-1 converted by investors in the October 2001 Series D offering increased by 197,967. In addition, an additional 72,286 shares of Series B Preferred stock and 165,841 shares of Series C Preferred stock were exchanged as a result of investments in the May 2002 Series D Preferred stock offering. As a result of these exchanges, all outstanding shares of Series B Preferred stock had been converted into Series B-1 Preferred stock as of May 2002.

The holders of redeemable preferred stock are entitled to, among other substantial rights: (1) voting rights equivalent to the voting rights as if their holdings were converted into common stock; (2) cumulative preferred annual dividends of 8% of the liquidation value ($1.33 per share for Series A, $3.50 per share for Series B, $2.99 per share for Series B-1, $8.08 per share for Series C, $2.50 per share for Series C-1 and $7.50 per share for Series D) plus all accumulated and unpaid dividends; (3) liquidation and distribution preferences; (4) the option to convert to common stock at any time (initial conversion ratio of one-to-one for all classes of preferred stock, subject to adjustment); (5) automatic conversion upon the effective date of a qualified initial public offering; (6) certain anti-dilution provisions; (7) certain participation rights; (8) certain covenants requiring Series A, B, B-1, C, C-1, and D stockholder authorization of transactions; and (9) a mandatory redemption provision.

The Series A Preferred stock is redeemable at any time after the fourth anniversary of the original issuance of the Series D Preferred stock (October 31, 2005), upon election by the holders of a majority of the Preferred stock then outstanding, voting as a single class. The redemption price for the Series A Preferred stock is $1.33 per share plus all accrued and unpaid dividends.

The Series B-1 Preferred stock is redeemable any time after the fourth anniversary of the original issuance of the Series D Preferred stock, upon election by the holders of a majority of the Preferred stock then outstanding, voting as a single class. The redemption price for the Series B-1 Preferred stock is the liquidation value ($2.99 per share) plus all accrued and unpaid dividends, plus an amount equal to 12% per annum of the liquidation value.

The Series C Preferred stock is redeemable at any time after the fourth anniversary of the original issuance of the Series D Preferred stock, upon election by the holders of a majority of the preferred stock then outstanding, voting as a single class. The redemption price for the Series C Preferred stock is $8.08 per share plus all accrued and unpaid dividends.

The Series C-1 Preferred stock is redeemable any time after the fourth anniversary of the original issuance of the Series D Preferred stock, upon election by the holders of a majority of the Preferred stock then outstanding, voting as a single class. The redemption price for the Series C-1 Preferred stock is the liquidation value ($2.50 per share) plus all accrued and unpaid dividends.

The Series D Preferred stock is redeemable any time after the fourth anniversary of the original issuance of the Series D Preferred stock, upon election by the holders of a majority of the Preferred stock then outstanding, voting as a single class. The redemption price for the Series D Preferred stock is the liquidation value ($7.50 per share) plus all accrued and unpaid dividends.

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—Continued

December 31, 2002

At December 31, 2002, shares of common stock totaling 2,480,000, 2,800,000, 3,200,000, 3,800,000, 13,250,000, and 7,200,000 are reserved for the conversion provision under the Series A, Series B, Series B-1, Series C, Series C-1, and Series D Preferred Stock Agreements, respectively.

The Company records accretion on the Series B-1 and Series D Preferred stock equal to the difference between the initial carrying value and estimated redemption amount using the interest method from the original issuance date through the redemption date.

(6) Shareholders’ Equity

(a) Warrants

During 2001, in connection with the extension of a credit facility with a commercial bank (note 4), the Company issued warrants to the lender. The Company granted 7,500 warrants that allow the holder to acquire an equal number of the Company’s $0.001 par value Series D Preferred stock at an exercise price of $2.50 per share. All warrants remain outstanding and exercisable as of December 31, 2002.

(b) Shareholders’ Agreement

All owners of the preferred stock and all significant owners, as defined, of the Company’s common stock are parties to the Company’s shareholders’ agreement. This agreement provides, among other specific rights and restrictions, for a right of first refusal to the Company and then to the preferred shareholders, to purchase selling shareholders’ shares at a price equal to that agreed by a third party.

(c) Stock Options and Stock Issuances

During 2001, the Company adopted an incentive stock option plan and a stock issuance plan (the Plans) to attract and retain key employees under which 500,000 shares of the Company’s common stock were reserved, plus 3,000,000 shares that were reserved under the Company’s 1998 stock option and stock issuance plan.

In May 2002, the Company reserved an additional 2,452,689 shares for issuance under the Plans. The Plans are administered by the board of directors and the vesting, expiration, and exercise price of options granted under the Plans are determined within the provisions of the Plans at the discretion of the board of directors.

The following table summarizes stock option activity under the Plans for 2002:

	Options	Weighted average exercise price
Options outstanding at beginning of year	2,017,874	$1.261
Options granted	3,259,162	0.260
Options exercised	(1,459)	0.125
Options forfeited/cancelled	(1,274,062)	2.444

Options outstanding at end of year	4,001,515	0.370

Option exercisable at year-end	1,586,410	0.430

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—Continued

December 31, 2002

The following is a summary of stock options outstanding at December 31, 2002:

Exercise Price	Number of options outstanding at December 31, 2002	Weighted average remaining contractual life (years)	Number of options exercisable at December 31, 2002
$0.125	521,790	5.9	515,687
0.260	3,239,162	8.8	896,890
0.500	12,000	6.5	10,208
1.500	76,563	7.0	70,396
3.000	152,000	7.9	93,229

	4,001,515		1,586,410

In February 2002, the Company offered a voluntary stock option exchange program, which allowed employees, at their election, to forfeit a portion or all of their unexercised stock options effective February 8, 2002 and receive, no sooner than six months and one day after February 8, 2002, new options to purchase the same number of shares underlying the options forfeited in the program. In order to receive new options in exchange for forfeited options, a participant in the program must be employed by the Company on the date the new options are issued. Under the program, the exercise price of the newly issued options will be fair value as determined on the issue date of the new options. The vesting periods for the new options remained the same as the forfeited option grants. Unexercised options to acquire 971,500 shares with a weighted average exercise price of $2.44 per share were forfeited and are eligible to receive an equivalent number of option shares as part of the program.

The weighted average fair value per share of stock options granted during 2002 was $0.19. The fair value for these options was estimated at the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions, dividend yield of 0%, expected volatility of 90%, risk free rate of 4%, and an expected life of five years.

(7) Commitments and Contingencies

(a) Leases

The Company has entered into operating lease agreements for office facilities and computer equipment expiring at various dates through 2006. Future minimum lease payments under these noncancelable operating lease agreements for the next four years and in the aggregate as of December 31, 2002 are as follows:

Year ending December 31:
2003	$728,603
2004	540,193
2005	560,912
2006	96,458

$1,926,166

Rent expense for the year ended December 31, 2002 was $901,417.

(b) Letter of Credit

The Company utilizes two separate third-party, irrevocable, stand-by letters of credit to guarantee its performance under two operating leases for office facilities. The letters of credit, totaling $133,333 and $66,243 at December 31, 2002, expire on October 28, 2003 and September 22, 2003, respectively. The letters of credit are collateralized by two certificates of deposit in the amounts of $133,333 and $66,243. These certificates of deposit mature on November 30, 2003 and September 21, 2003, respectively.

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements—Continued

December 31, 2002

(c) Legal Proceedings

The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations, or liquidity.

(8) Related Party Transactions

Due from officers at December 31, 2002 represents a note due from an officer and a note due from a former officer. The note due from officer amounts to $343,528 at December 31, 2002. The note is collateralized by shares of the Company’s common stock held by the officer and bears an interest rate of 6.55% per annum payable upon maturity of the note. The note due from officer matures on December 31, 2003. The note due from a former officer amounts to $212,371 at December 31, 2002. The note is collateralized by shares of the Company’s common stock held by the former officer and bears an interest rate of 6.55% per annum payable upon maturity of the note. The note due from a former officer matured on January 29, 2003. The note was repaid in full on the maturity date.

(9) Customer Concentrations

The Company had revenues from two customers in 2002 that accounted for 45% of the Company’s revenue totaling approximately $6,821,000. Accounts receivable from these customers totaled approximately $803,000 at December 31, 2002.

(10) Subsequent Events

On February 4, 2003, the Company repurchased 1,600,000 shares of common stock from a former officer at the fair market value of the stock on that date, $0.26.

INTRODUCTION TO MAGNET SEPTEMBER 30, 2003 AND 2002

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Following are the unaudited condensed consolidated financial statements of Magnet Communications, Inc. and Subsidiary (“Magnet”) as of September 30, 2003 and for the nine months ended September 30, 2003 and 2002. These condensed consolidated financial statements were prepared using Magnet’s historical presentation and do not reflect any reclassifications required to conform to the condensed consolidated financial statement presentation of Digital Insight. The primary difference between the historical financial statement presentation of Magnet and Digital Insight is the classification of certain costs on the condensed consolidated statements of operations as operating expenses by Magnet that are classified as cost of sales by Digital Insight.

These condensed consolidated financial statements were prepared by the management of Magnet, are unaudited, and include all adjustments necessary for a fair statement of the financial condition, results of operations and cash flows for the periods presented on a stand alone basis. However, these results are not necessarily indicative of results for any other interim period or the full year. Certain information and footnote disclosures normally included in financial statements in accordance with generally accepted accounting principles have been omitted or condensed in accordance with the quarterly reporting requirements of the Securities and Exchange Commission.

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Unaudited Condensed Consolidated Balance Sheet

(In thousands, except share and per share amounts)

September 30, 2003
Assets

Current assets:
Cash and cash equivalents	$8,841
Accounts receivable	4,026
Due from officers	95
Prepaid expenses and other current assets	596

Total current assets	13,558

Property and equipment, net	2,579
Other assets	274

Total assets	$16,411

Liabilities and Shareholders’ Equity (Deficit)

Current liabilities:
Accounts payable	$152
Accrued bonuses and commissions	735
Other accrued expenses and current liabilities	922
Current portion of note payable to bank	244
Deferred revenue	4,326

Total current liabilities	6,379

Mandatorily redeemable securities	91,543

Shareholders’ equity (deficit):
Common stock, $0.001 par value; authorized 50,000,000 shares, issued and outstanding 4,815,714 shares	5
Additional paid-in capital	229
Treasury stock	(415)
Accumulated deficit	(81,330)

Total shareholders’ deficit	(81,511)

Total liabilities and shareholders’ deficit	$16,411

See notes to unaudited condensed consolidated financial statements.

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Operations

For the Nine Months Ended September 30, 2003 and 2002

(In thousands)

	2003	2002
Revenue:
Software licenses	$1,018	$1,324
Professional services	5,088	4,382
Customer support	1,953	1,575
Outsource services	3,945	2,913
Other revenue	339	273

Total revenue	12,343	10,467

Direct cost of sales:
Software licenses	3	71
Professional services	2,742	2,536
Customer support	29	21
Outsource services	211	144
Other revenue	244	194

Total direct cost of sales	3,229	2,966

Gross margin	9,114	7,501

Operating expenses:
Salaries and other personnel expenses	8,748	7,576
Outside professional services	490	474
Sales and marketing	140	368
Depreciation and amortization	1,404	1,431
Other operating expenses	2,165	1,784

Total operating expenses	12,947	11,633

Loss from operations	(3,833)	(4,132)

Other income, net of interest expense of $22 and $44, respectively	626	111

Net loss before provision for income taxes	(3,207)	(4,021)
Income taxes

Net loss	(3,207)	(4,021)
Preferred stock dividends and accretion	(13,185)	(9,615)

Net loss attributable to common shareholders	$(16,392)	$(13,636)

See notes to unaudited condensed consolidated financial statements.

MAGNET COMMUNICATIONS, INC. AND SUBSIDIARY

Unaudited Condensed Consolidated Statements of Cash Flows

For the Nine Months Ended September 30, 2003 and 2002

(In thousands)

	2003	2002
Cash flows from operating activities:
Net loss	$(3,207)	$(4,021)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,648	1,625
Change in working capital	(2,337)	(943)

Net cash used in operating activities	(3,896)	(3,339)

Cash flows from investing activities:
Purchases of property and equipment	(1,049)	(1,087)
Payments received on notes due from officers	461

Net cash used in investing activities	(588)	(1,087)

Cash flows from financing activities:
Proceeds from issuance of Series D preferred stock, net of issuance costs		9,635
Payments on credit facility	(244)	(1,112)
Repurchase of common stock	(414)

Net cash (used in) provided by investing activities	(658)	8,523

Net (decrease) increase in cash and cash equivalents	(5,142)	4,097

Cash and cash equivalents, beginning of period	13,983	10,003

Cash and cash equivalents, end of period	$8,841	$14,100

Supplemental disclosure of cashflow information:
Cash paid for interest	$22	$44
Non-cash financing activities:
Accrual of dividends and redemption value on mandatorily redeemable preferred stock	13,185	9,615

See notes to unaudited condensed consolidated financial statements.

Magnet Communications, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

(1) Description of Business and Method of Presentation

(a) Description of Business

Magnet Communications, Inc. (“Magnet”) is a leading provider of online cash management and business banking solutions to large and mid-tier financial institutions. These financial institutions use Magnet’s products to offer sophisticated banking and cash management services through the Internet to their business clients. Magnet offers these solutions through an in-house licensing option or through an outsourced hosted solution. Both solutions are supported by a range of professional services to facilitate the implementation, systems integration and product customization for each financial institution.

(b) Method of presentation

The accompanying condensed consolidated financial statements for the nine months ended September 30, 2003 and 2002 have been prepared in accordance with generally accepted accounting principles (“GAAP”) and the instructions to Form 10-Q and Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in financial statements in accordance with GAAP have been omitted or condensed in accordance with quarterly reporting requirements of the Securities and Exchange Commission (the “SEC”). Independent accountants have not audited these consolidated financial statements. The consolidated financial statements include all adjustments (consisting of normal recurring adjustments) which are, in the opinion of Magnet’s management, necessary for a fair statement of the consolidated financial condition, results of operations, and cash flows for such periods. However, these results are not necessarily indicative of results for any other interim period or for the full year.

Magnet’s management believes that the disclosures included in the accompanying interim consolidated financial statements and footnotes are adequate to make the information not misleading, but should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Form 8-K/A.

(2) Subsequent Event

On November 25, 2003 Magnet was acquired by and became a wholly owned subsidiary of Digital Insight Corporation, an Internet banking service provider headquartered in Calabasas, California pursuant to an Agreement and Plan of Merger dated October 23, 2003. As a result of the merger, all of the outstanding shares of common stock of Magnet were converted into an aggregate of $33.5 million in cash and 1.45 million shares of Digital Insight common stock with a fair value of approximately $28.5 million. The proceeds were allocated to the preferred shareholders in accordance with the liquidation provision of Magnet’s Fifth Amended and Restated Certificate of Incorporation.

Under the terms of the Magnet’s bonus plan, Magnet was obligated to pay several executive officers and designated executives change-in-control bonus payments upon closing of the acquisition equal to an aggregate of approximately 10% of the purchase price consideration.

INTRODUCTION TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

On November 25, 2003, Digital Insight Corporation (the “Company”) completed its acquisition of all of the outstanding shares of capital stock of Magnet Communications, Inc. (“Magnet”) in a forward triangular merger pursuant to the Agreement and Plan of Merger dated October 23, 2003 among the Company, Mureau Acquisitions LLC, a wholly owned subsidiary of the Company, and Magnet. Magnet was a privately held company based in Atlanta, Georgia that provides online cash management and business banking solutions to large and mid-size financial institutions.

Digital Insight paid $33.5 million and issued 1.45 million shares of its common stock with a fair value of approximately $28.5 million to acquire all of the outstanding shares of Magnet. The fair value of the common stock issued was based on the average trading price of the Company’s common stock for four days before, four days after and including the public announcement date.

The acquisition will be accounted for using the purchase method of accounting. The purchase price will be allocated to the estimated fair value of the assets acquired and liabilities assumed. The estimated fair value of the tangible assets acquired and liabilities assumed approximated the historical cost basis and the preliminary purchase price allocation assuming the acquisition was consummated on September 30, 2003 indicates identifiable intangible assets of $12.1 million and estimated goodwill of approximately $49.0 million. In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”, goodwill is not amortized but rather is periodically evaluated for impairment on at least an annual basis and intangible assets are amortized over their estimated useful lives.

The following unaudited pro forma condensed consolidated balance sheet assumes that the acquisition of Magnet was consummated as of September 30, 2003. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2003 and the year ended December 31, 2002 give effect to the acquisition as if it had occurred on January 1, 2002. Unaudited pro forma condensed consolidated financial information is based on a preliminary purchase price allocation that is subject to change pending the completion of the final purchase price allocation. This allocation is subject to finalization of the actual fair values of assets acquired and liabilities assumed based on information at the acquisition date. The impact of these changes may have a material effect on the estimated purchase price allocation.

The unaudited pro forma condensed consolidated financial information is for illustrative purposes only and is not necessarily indicative of the results that would have occurred if the acquisition had occurred as of the beginning of the periods presented and should not be construed as being representative of future consolidated operating results or financial position. The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2003, and Magnet’s financial statements and notes thereto, included elsewhere in this current Report on Form 8-K/A.

DIGITAL INSIGHT CORPORATION

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of September 30, 2003

(In thousands)

	Digital Insight Corporation	Magnet Communications	Pro Forma Adjustments increase (decrease)		Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$53,146	$8,841	$(33,745	)(1)	$28,242
Short-term investments	34,058				34,058
Accounts receivable, net	17,148	4,026			21,174
Accumulated implementation costs	3,632				3,632
Prepaid and other current assets	1,965	691	(212	)(2)	2,444

Total current assets	109,949	13,558	(33,957)		89,550
Property and equipment, net	27,405	2,579			29,984
Goodwill	101,040		49,015	(3)	150,055
Intangible assets, net	14,987		12,100	(3)	27,087
Accumulated implementation costs	4,167				4,167
Long-term investments	1,003				1,003
Other assets	199	274			473

Total assets	$258,750	$16,411	$27,158		$302,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,717	$152			$3,869
Accrued compensation and related benefits	4,974	735	$7,226	(4)	12,935
Customer deposits and deferred revenue	7,123	4,326	(180	)(5)	11,269
Other accrued liabilities	9,576	922	1,900	(6)	12,398
Line of credit		244	(244	)(7)
Current portion of capital lease obligations	97				97

Total current liabilities	25,487	6,379	8,702		40,568
Customer deposits and deferred revenue	5,840				5,840

Total liabilities	31,327	6,379	8,702		46,408
Mandatorily redeemable stock		91,543	(91,543	)(8)
Stockholders’ equity:
Common stock	33	5	(5	)(8)	34
			1	(9)
Additional paid-in capital	393,338	229	28,487	(9)	421,825
			(229	)(8)
Treasury stock		(415)	415	(8)
Accumulated deficit	(165,948)	(81,330)	(81,330	)(8)	(165,948)

Total stockholders’ equity (deficit)	227,423	(81,511)	109,999		255,911

Total liabilities and stockholders’ equity	$258,750	$16,411	$27,158		$302,319

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

DIGITAL INSIGHT CORPORATION

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Nine Months Ended September 30, 2003

(in thousands except per share data)

	Digital Insight Corporation	Magnet Communications	Pro Forma Adjustments and Reclassifications increase (decrease)		Pro Forma Consolidated
Revenues	$112,198	$12,343			$124,541
Cost of revenues	53,657	3,229	$3,576	(10)	60,462

Gross profit	58,541	9,114	(3,576)		64,079

Operating expenses:
Sales, general and administrative	31,400	9,123	(2,429	)(10)	38,094
Research and development	11,230	3,824	(1,147	)(10)	13,907
Amortization of intangible assets	4,235		1,991	(11)	6,226

Total operating expenses	46,865	12,947	(1,585)		58,227

Income (loss) from operations	11,676	(3,833)	(1,991)		5,852
Interest and other income, net	397	626			1,023

Income (loss) before taxes	12,073	(3,207)	(1,991)		6,875
Provision for income taxes	1,023				1,023

Net income (loss)	11,050	(3,207)	(1,991)		5,852
Preferred stock dividends and accretion		(13,185)	13,185	(12)

Net income (loss) attributable to common shareholders	$11,050	$(16,392)	$11,194		$5,852

Basic EPS	$0.34				$0.17

Diluted EPS	$0.33				$0.17

Shares used to compute basic EPS	32,677		1,448	(13)	34,125

Shares used to compute diluted EPS	33,499		1,448	(13)	34,947

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

DIGITAL INSIGHT CORPORATION

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2002

(in thousands except per share data)

	Digital Insight Corporation		Magnet Communications	Pro Forma Adjustments and Reclassifications increase (decrease)		Pro Forma Consolidated
Revenues	$130,387		$15,123			$145,510
Cost of revenues	67,453	(A)	3,895	$3,636	(10)	74,984

Gross profit	62,934		11,228	(3,636)		70,526

Operating expenses:
Sales, general and administrative	38,187	(A)	11,792	(2,736)	(10)	47,243
Research and development	16,169	(A)	4,090	(900)	(10)	19,359
Amortization of intangible assets	5,793			2,654	(11)	8,447
Restructuring, asset impairment, and other charges	12,280					12,280

Total operating expenses	72,429		15,882	(982)		87,329
Loss from operations	(9,495)		(4,654)	(2,654)		(16,803)
Interest and other income, net	600		163			763

Loss before cumulative effect of change in accounting method	(8,895)		(4,491)	(2,654)		(16,040)
Cumulative effect of change in accounting method	(29,036)					(29,036)

Net loss	(37,931)		(4,491)	(2,654)		(45,076)
Preferred stock dividends and accretion			(13,618)	13,618	(12)

Net loss attributable to common shareholders	$(37,931)		$(18,109)	$10,964		$(45,076)

Basic and diluted EPS before cumulative effect of accounting change	$(0.28)					$(0.48)

Per share cumulative effect of change	$(0.91)					$(0.87)

Basic and diluted EPS	$(1.19)					$(1.35)

Shares used to compute basic and diluted EPS	31,984			1,448	(13)	33,432

(A)	Certain amounts have been reclassified in the historical financial statements to conform to Digital Insight’s 2003 presentation.

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

DIGITAL INSIGHT CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

(Dollars in thousands)

The pro forma balance sheet adjustments give effect to the acquisition of Magnet as if the acquisition was consummated on September 30, 2003. The pro forma statement of operations adjustments for the year ended December 31, 2002 and for the nine months ended September 30, 2003 give effect to the acquisition of Magnet as if the acquisition occurred on January 1, 2002. The estimated fair value per share of the Company’s stock issued to effect the acquisition was $19.67 per share. The fair value was based on the average trading price as of the date of the public announcement and the four days prior to and after that date. The pro forma balance sheet and statement of operations adjustments are as follows:

1.	To reflect the cash consideration paid of $33,501 and assumed repayment of an outstanding line of credit of $244.

2.	To write off prepaid commissions related to prior period sales efforts.

3.	To reflect goodwill and intangible assets created as a result of the acquisition, as follows:

Estimated fair value of issuance of 1,448,308 shares of the Company’s stock in consideration for the acquisition	$28,488
Cash consideration	33,501
Fair value of net assets acquired net of accruals and transaction costs	(874)
Fair value of intangible assets created (See 11 below)	(12,100)

Estimated goodwill created	$49,015

4.	To reflect the accrual of change in control bonus payments to be paid by Magnet.

5.	To reflect deferred revenue at its estimated fair value.

6.	To reflect the accrual of estimated direct transaction costs including investment banking fees, legal fees, accounting fees and other direct costs of the acquisition.

7.	To reflect the assumed payoff of Magnet’s line of credit.

8.	To eliminate the historical stockholders’ equity and mandatorily redeemable preferred stock of Magnet.

9.	To reflect issuance of the Company’s common stock with an estimated fair value of $28,488.

10.	To reclassify historical Magnet amounts to conform to the Company’s presentation.

11.	To reflect amortization of intangible assets created as a result of the acquisition based on the preliminary purchase price allocation as follows:

	Amount	Annual Lives	Annual Amortization	Nine Months Amortization
Goodwill	$49,015
Intangible assets:
Customer Relationships	6,300	8 years	$787	$591
Technology	3,800	3 years	1,267	950
Backlog	1,800	4.5 years	400	300
Trade name	200	1 year	200	150

	$61,115		$2,654	$1,991

DIGITAL INSIGHT CORPORATION

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION—Continued

(Dollars in thousands)

In accordance with SFAS No. 142 “Goodwill and Other Intangibles,” goodwill created in the Magnet acquisition will not be amortized.

12.	To reflect the assumed elimination of preferred stock dividends and accretion on mandatorily redeemable preferred stock.

13.	To reflect the pro forma basic and diluted net loss per common share assuming the issuance of 1,448,308 shares of common stock to effect the acquisition.

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of October 23, 2003, by and among Digital Insight Corporation, Magnet Communications, Inc. and Mureau Acquisitions LLC, a wholly owned subsidiary of Digital Insight, incorporated herein by reference to exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on October 24, 2003

23.1	Consent of KPMG LLP